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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following documents of our report dated February 27, 2004, with respect to the consolidated financial statements of CFS Bancorp, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003:

     - Registration Statement (Form S-8 No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings and Profit Sharing Plan and Trust.

     - Registration Statement (Form S-8 No. 333-62049) pertaining to the Stock Options Assumed in the Acquisition of SuburbFed Financial Corp.

     - Registration Statement (Form S-8 No. 333-84207) pertaining to the 1998 Stock Option Plan of CFS Bancorp, Inc.

     - Registration Statement (Form S-8 No. 333-105687) pertaining to the 2003 Stock Option Plan of CFS Bancorp, Inc.


                                                         /s/ Ernst & Young LLP

Chicago, Illinois
March 10, 2004